UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
 _____________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
November 6, 2013
  _____________________________________
HUNTINGTON INGALLS INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)
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DELAWARE	1-34910	90-0607005
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

4101 Washington Avenue, Newport News, Virginia		23607
(Address of principal executive offices)		(Zip Code)
(757) 380-2000
(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 6, 2013, Huntington Ingalls Industries, Inc. (the “Company”) entered into an Amended and Restated Credit Agreement (the “Amended Credit Facility”) among the Company, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, an issuing bank and a swingline lender, and Wells Fargo Bank, N.A., as a swingline lender.  The Amended Credit Facility includes a term loan in the amount of $489 million, which was the amount of term loan outstanding under the prior credit facility, and a revolving credit facility of $650 million, with a letter of credit subfacility of $350 million and a swingline loan subfacility of $100 million, which are unchanged from the prior credit facility.  The Amended Credit Facility does not increase the amount of available credit under the Company’s prior credit facility, and the amortization schedule was unchanged.  The term loan amortizes in three-month intervals from the original funding date of March 30, 2011, generally in an aggregate amount equal to 5% for each of the first two years, 10% for the third year, 15% for the fourth year and 65% for the fifth year, of which 5% is payable on each of the first three quarterly payment dates during such year, and the balance is payable on the term loan maturity date of March 30, 2016.  Any amounts outstanding under the revolving credit facility would mature on March 30, 2016.

The term loan and revolving credit facility have a variable interest rate on outstanding borrowings based on the London Interbank Offered Rate (LIBOR) plus a spread based upon the Company's leverage ratio, which may vary between 1.5% and 2.5%. The revolving credit facility also has a commitment fee rate on the unutilized balance based on the Company's leverage ratio, which may vary between 0.25% and 0.45%.  The Amended Credit Facility contains customary affirmative and negative covenants, as well as certain financial covenants, including a maximum total leverage ratio and a minimum interest coverage ratio.  Each of the Company's existing and future domestic 100% owned subsidiaries, except for those that are specifically designated as unrestricted subsidiaries, are and will be guarantors under the Amended Credit Facility.

The foregoing description of the Amended Credit Facility is qualified in its entirety by reference to the Amended and Restated Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

The administrative agent and lenders, together with their affiliates, are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The administrative agent and lenders and/or their affiliates have, from time to time, performed, or may in the future perform, various financial advisory and investment banking services for the Company, for which they received or will receive customary fees and expenses.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description
10.1	Amended and Restated Credit Agreement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTINGTON INGALLS INDUSTRIES, INC.

Date: November 12, 2013	By:	/s/ Barbara A. Niland
Barbara A. Niland
Corporate Vice President, Business Management and Chief Financial Officer